UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DEAR FELLOW STOCKHOLDERS:
The Annual Meeting of Stockholders held on May 13, 2021 (the “Annual Meeting”) of Jaguar Health, Inc. (“Jaguar”) was adjourned due to a lack of quorum. The adjourned meeting will be held at 8:30 a.m. Pacific Standard Time/11:30 a.m. Eastern Standard Time on Friday, June 11, 2021, at the offices of the Company at 200 Pine Street, Suite 400, San Francisco, CA 94104.
Stockholders have thus far strongly supported the proposals, but we need your vote in order to achieve the requisite quorum and the votes needed to approve a number of very important proposals. During the period of the adjournment, Jaguar will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Proxy Statement. Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts.
WE NEED YOUR VOTE, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN
No action is required by any stockholder who previously delivered a proxy and who does not wish to revoke or change that proxy.
Jaguar’s Board of Directors believes that approval of Proposal 3 — the proposed increase in the number of authorized shares of Common Stock — will benefit us by providing flexibility in responding to future business opportunities and to potentially raise additional capital, if deemed in the best interest of the shareholders by the Board of Directors, from time to time to execute our business plans.
PLEASE VOTE TODAY
You can vote by internet, telephone or by mail. Please refer to the enclosed proxy card or voting instruction form for instructions.
Stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM – 11:00 PM US Eastern Standard Time, and Saturday from 12:00 PM-6:00 PM US Eastern Standard Time.
Stockholders who have already voted do not need to, though stockholders may change and recast their votes. If a stockholder has previously submitted a proxy and does not wish to change their vote, such stockholder’s shares will be voted in accordance with their previously submitted proxy, unless properly revoked, and no further action is required by such stockholder. If you would like to speak to Jaguar management regarding voting, please send a request to hello@jaguar.health.
Sincerely,
Lisa A. Conte
Chief Executive Officer & President
May 19, 2021

Important Information
This material may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Annual Meeting. Jaguar has filed with the SEC and mailed to its stockholders a Proxy Statement in connection with the Annual Meeting, and advises its stockholders to read the proxy statement and any and all supplements and amendments thereto because they contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents filed by Jaguar with the SEC at www.sec.gov. The Proxy Statement and proxy card are also available on the Company’s corporate website https://jaguar.health.
The Company has retained Morrow Sodali LLC to assist in the solicitation of proxies for a fee of up to $25,000 plus reimbursement of reasonable out-of-pocket expenses.
Important Additional Information
You are urged to read the Proxy Statement filed with the SEC on April 13, 2021 related to Jaguar’s May 13, 2021 Annual Meeting of Stockholders. Free copies of the proxy statement and other documents filed by Jaguar with the SEC are available through the SEC’s web site at www.sec.gov. In addition, the proxy statement and related materials may also be obtained free of charge from Jaguar by directing such requests to: Jaguar Health, Inc., Attention: Carol Lizak, 200 Pine Street, Suite 400, San Francisco, CA 94104 (415.371.8300 phone). Jaguar and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies.
Forward-Looking Statements
Certain statements in this letter constitute “forward-looking statements.” These include statements regarding the belief that approval of Proposal 3 will benefit Jaguar by providing flexibility in responding to future business opportunities and to potentially raise additional capital, if deemed in the best interest of the shareholders by the Board of Directors, from time to time to execute Jaguar’s business plans. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this letter are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this letter and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.